                                                                     EXHIBIT 3.3

 AMENDED AND RESTATED BY THE BOARD OF DIRECTORS AT MEETING HELD ON OCTOBER 29,
                   1997; SECOND AMENDMENT ON MARCH 26, 1998


________________________________________________________________________________
________________________________________________________________________________





                         AMENDED AND RESTATED BY-LAWS



                                      OF



                       CATELLUS DEVELOPMENT CORPORATION




                            A DELAWARE CORPORATION





                        ______________________________

                                     INDEX


                                                                 PAGE
                                                                 ----

ARTICLE 1         Meetings of Stockholders.........................1

  Section 1.1.    Annual Meeting...................................1
  Section 1.2.    Special Meetings.................................1
  Section 1.3.    Place and Time of Meetings.......................1
  Section 1.4.    Notice of Meetings; Waiver of
                      Notice.......................................1
  Section 1.5.    Quorum...........................................1
  Section 1.6.    Voting; Proxies..................................2
  Section 1.7.    List of Stockholders.............................2
  Section 1.8     Action by Consent Without a Meeting..............2

ARTICLE 2         Board of Directors...............................3


  Section 2.1.     Number, Qualification, Election
                      and Term of Directors........................3
  Section 2.2.     Quorum and Manner of Acting.....................3
  Section 2.3.     Place of Meetings...............................3
  Section 2.4.     Annual and Regular Meetings.....................3
  Section 2.5.     Special Meetings................................4
  Section 2.6.     Notice of Meetings; Waiver of
                      Notice.......................................4
  Section 2.7.     Board or Committee Action
                   Without a Meeting...............................4
  Section 2.8.     Participation in Board or
                      Committee Meetings by Conference
                      Telephone....................................4
  Section 2.9.     Resignation and Removal of
                      Directors....................................4
  Section 2.10.    Vacancies.......................................5
  Section 2.11.    Compensation....................................5
  Section 2.12.    Chairman of the Board...........................5


ARTICLE 3          Committees......................................5

  Section 3.1.     Committees of the Board.........................5
  Section 3.2.     Rules Applicable to Committees..................5

ARTICLE 4         Officers.........................................5

  Section 4.1.    Number; Security.................................5
  Section 4.2.    Election; Term of Office.........................6
  Section 4.3.    Subordinate Officers.............................6
  Section 4.4.    Resignation and Removal of
                        Officers...................................6
  Section 4.5.    Vacancies........................................6
  Section 4.6.    Chairman of the Board............................6
  Section 4.7.    President........................................6
  Section 4.8.    Vice President...................................6
  Section 4.9.    Treasurer........................................7
  Section 4.10.   Secretary........................................7
  Section 4.11.   Salaries.........................................7

ARTICLE 5         Shares...........................................7

  Section 5.1.    Certificates.....................................7
  Section 5.2.    Transfers........................................7
  Section 5.3.    Determination of Stockholders
                        of Record..................................7

ARTICLE 6         Indemnification..................................7

  Section 6.1.    Right to Indemnification.........................8
  Section 6.2.    Right of Claimant to Bring Suit..................8
  Section 6.3.    Non-Exclusivity of Rights........................9
  Section 6.4.    Insurance........................................9
  Section 6.5.    Expenses as a Witness............................9
  Section 6.6.    Indemnity Agreements.............................9

ARTICLE 7         Miscellaneous....................................9

Section 7.1.     Seal..............................................9
Section 7.2.     Fiscal Year.......................................9
Section 7.3.     Voting of Shares in Other
                        Corporations...............................9

Section 7.4.     Amendments........................................9

                         AMENDED AND RESTATED BY-LAWS


                                      OF


                       CATELLUS DEVELOPMENT CORPORATION




1.  MEETINGS OF STOCKHOLDERS.
    ------------------------

          1.1.  ANNUAL MEETING.  The annual meeting of stockholders shall be
                --------------
held during the month of May in each year, or as soon thereafter as practicable, and shall be held at a place and time determined by the board of directors (the "Board").


          1.2.  SPECIAL MEETINGS.  Special meetings of the stockholders may be
                ----------------
called by resolution of the Board or by the chairman of the board or the president and shall be called by the president or secretary upon the written request (stating the purpose or purposes of the meeting) of the holder or holders of 10% or more of the then outstanding voting capital stock of the corporation or a majority of the directors then in office. Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting.


          1.3.  PLACE AND TIME OF MEETINGS.  Meetings of the stockholders may be
                --------------------------
held in or outside Delaware at the place and time specified by the Board or the directors or stockholders requesting the meeting.


          1.4.  NOTICE OF MEETINGS; WAIVER OF NOTICE.  Written notice of each
                ------------------------------------
meeting of stockholders shall be given to each stockholder entitled to vote at the meeting, except that (a) it shall not be necessary to give notice to any stockholder who submits a signed waiver of notice before or after the meeting, and (b) no notice of an adjourned meeting need be given except when required under Section 1.5 of these by-laws or by law. Each notice of a meeting shall be given, in writing, personally, via facsimile or by mail, not less than 10 nor more than 60 days before the meeting and shall state the time and place of the meeting, and unless it is the annual meeting, shall state at whose direction or request the meeting is called and the purposes for which it is called. Notice shall be deemed duly given when (i) delivered personally, (ii) sent via facsimile (with receipt confirmed) or (iii) mailed to a stockholder at his address on the corporation's records. The attendance of any stockholder at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice by him.


          1.5.  QUORUM.  At any meeting of stockholders, the presence in person
                ------
or by proxy of the holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of any business. In the absence of a quorum a majority in voting interest of those present or, if no stockholders are present, any officer entitled to preside at or to act as secretary of the meeting, may adjourn the meeting until a quorum is present. At any adjourned meeting at which a quorum is present any action may be taken which might have been taken at the meeting as originally called. No notice of an adjourned meeting need be given if the time and place are announced at the meeting at which the adjournment is taken except that, if adjournment is for more than thirty days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to Section 1.4.


          1.6.  VOTING; PROXIES.  Each stockholder of record shall be entitled
                ---------------
to one vote for every share registered in his name. Corporate action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of stockholders, except as otherwise provided by the corporation's Restated Certificate of Incorporation
or by law or by Section 1.8 of these by-laws.   Directors shall be elected in
the manner provided in Section 2.1 of these by-laws.   Voting, including
election of directors, need not be by written ballot unless requested by a stockholder at the meeting or ordered by the chairman of the meeting. Each stockholder entitled to vote at any meeting of stockholders or to express consent or to dissent from corporate action in writing without a meeting may authorize another person to act for him by proxy. Every proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be valid after three years from its date unless it provides otherwise.


          1.7.  LIST OF STOCKHOLDERS.  Not less than 10 days prior to the date
                --------------------
of any meeting of stockholders, the secretary of the corporation shall prepare a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name. For a period of not less than 10 days prior to the meeting, the list shall be available during ordinary business hours for inspection by any stockholder for any purpose germane to the meeting. During this period, the list shall be kept either (a) at a place within the city where the meeting is to be held, if that place shall have been specified in the notice of the meeting, or (b) if not so specified, at the place where the meeting is to be held. The list shall also be available for inspection by stockholders at the time and place of the meeting.


          1.8.  ACTION BY CONSENT WITHOUT A MEETING.
                -----------------------------------

          (a) Subject to compliance with the procedures set forth in Section 1.8(b) of these by-laws, if required, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting. Prompt notice of the taking of any such action shall be given to those stockholders who did not consent in writing.


          (b) So long as any of the corporation's securities are listed on the New York Stock Exchange, action by the holders of any class of security so listed may not be taken by consent in writing pursuant to this Section 1.8 except with the prior approval of the New York Stock Exchange, and otherwise in accordance with this
Section 1.8(b). A record date for the determination of stockholders entitled to express consent to or dissent from the action to be taken shall be established in accordance with Section 5.3 of these by-laws, and material soliciting the written consent of stockholders shall be sent to each stockholder who would be entitled to vote on the action to be taken if such action were being considered at a meeting of stockholders. Such solicitation materials shall include the form of written consent, which shall set forth the action to be taken, and shall otherwise comply with the proxy statement disclosure standards then applicable to the corporation. The solicitation materials shall be deemed duly given when
(i) delivered personally, (ii) sent via facsimile (with receipt confirmed) or
(iii) mailed to a stockholder at his address on the corporation's records. The solicitation period, from the date the solicitation materials are first given to stockholders until and including the date by which stockholders must return such written consent, shall be not less than 30 days. Notwithstanding anything to the contrary contained in these by-laws, no action to be taken by written consent may be taken until the expiration of the solicitation period, whether or not the requisite consents have been signed prior to such expiration.


2.  BOARD OF DIRECTORS.
    ------------------

          2.1.  NUMBER, QUALIFICATION, ELECTION AND TERM OF DIRECTORS.  The
                -----------------------------------------------------
business of the corporation shall be managed by the Board, which shall consist of eleven directors. The number of directors may be changed by resolution of a majority of the entire Board or by the stockholders, but no decrease may shorten the term of any incumbent director. Directors shall be elected at each annual meeting of stockholders by a plurality of the votes cast and shall hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors, subject to the provisions of
Section 2.9. As used in these by-laws, the term "entire Board" means the total number of directors which the corporation would have if there were no vacancies on the Board.


          2.2.  QUORUM AND MANNER OF ACTING.  A majority of the entire Board
                ---------------------------
shall constitute a quorum for the transaction of business at any meeting, except as provided in Section 2.10 of these by-laws. Action of the Board shall be authorized by the vote of a majority of the directors present at the time of the vote if there is a quorum, unless otherwise provided by law or these by-laws.
In the absence of a quorum a majority of the directors present may adjourn any meeting from time to time until a quorum is present.


          2.3.  PLACE OF MEETINGS.  Meetings of the Board may be held in or
                -----------------
outside Delaware.


          2.4.  ANNUAL AND REGULAR MEETINGS.  Annual meetings of the Board, for
                ---------------------------
the election of officers and consideration of other matters, shall be held either (a) without notice immediately after the annual meeting of stockholders and at the same place, or (b) as soon as practicable after the annual meeting of stockholders, on notice as provided in Section 2.6 of these by-laws. Regular meetings of the Board may be held without notice at such times and places as the Board determines. If the day fixed for a regular meeting is a legal holiday, the meeting shall be held on the next business day.


          2.5.  SPECIAL MEETINGS.  Special meetings of the Board may be called
                ----------------
by the chairman of the board, the president or by a majority of the directors. Only business related to the purposes set forth in the notice of meeting may be transacted at a special meeting.


          2.6.  NOTICE OF MEETINGS; WAIVER OF NOTICE.  Notice of the time and
                -------------------------------------
place of each special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of stockholders and at the same place, shall be given to each director by mailing it to him at his residence or usual place of business at least three days before the meeting or by delivering notice to him personally (including by telephone) or via facsimile at least one day before the meeting. Notice shall be deemed duly given when (a) delivered personally, (b) sent via facsimile (with receipt confirmed) or (c) mailed to a director's residence or usual place of business. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called.
Notice need not be given to any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting at the beginning of the meeting the transaction of any business because the meeting was not lawfully called or convened. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.


          2.7.  BOARD OR COMMITTEE ACTION WITHOUT A MEETING.  Any action
                -------------------------------------------
required or permitted to be taken by the Board or by any committee of the Board may be taken without a meeting if all of the members of the Board or of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members of the Board or the committee shall be filed with the minutes of the proceedings of the Board or of the committee.


          2.8.  PARTICIPATION IN BOARD OR COMMITTEE MEETINGS BY CONFERENCE
                ----------------------------------------------------------
TELEPHONE.  Any or all members of the Board or of any committee of the Board may
---------
participate in a meeting of the Board or of the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other. Participation by such means shall constitute presence in person at the meeting.


          2.9.  RESIGNATION AND REMOVAL OF DIRECTORS.  Any director may resign
                ------------------------------------
at any time by delivering his resignation in writing to the president or secretary of the corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any or all of the directors may be removed at any time, either with or without cause, by vote of the stockholders.

          2.10.  VACANCIES.  Any vacancy in the Board, including one created by
                 ---------
an increase in the number of directors, may be filled for the unexpired term by a majority vote of the remaining directors, though less than a quorum.

          2.11.  COMPENSATION.  Directors shall receive such compensation as the
                 ------------
Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties. A director may also be paid for serving the corporation, its affiliates or subsidiaries in other capacities.

          2.12.    CHAIRMAN OF THE BOARD. The chairman of the board shall be
                   ---------------------
elected by the Board at the annual meeting of the Board. The chairman of the board shall preside at all meetings of the Board and of the stockholders and shall have such powers and duties as the Board assigns to the chairman. The chairman shall hold office until the next annual meeting of the Board and until the election of his successor; provided, however, that the chairman may resign at anytime by delivering his resignation in writing to the president or secretary of the Corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. The chairman may be removed by the Board either with or without cause.


3.  COMMITTEES.
    ----------

          3.1.  COMMITTEES OF THE BOARD.  The Board, by resolution adopted by a
                -----------------------
majority of the entire Board, may designate committees of one or more directors, which shall serve at the Board's pleasure and have such powers and duties as the Board determines. No director who is also an officer of the Corporation shall be eligible to serve as a member of the Audit, Compensation and Benefits or Board Affairs Committee of the Board, or any committee performing a similar function.

          3.2.  RULES APPLICABLE TO COMMITTEES.  The Board may designate one or
                ------------------------------
more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members present at a meeting of the committee and not disqualified, whether or not a quorum, may unanimously appoint another director to act at the meeting in place of the absent or disqualified member. All action of a committee shall be reported to the Board at its next meeting. Each committee may adopt rules of procedure and shall meet as provided by those rules or by resolutions of the Board.

4.  OFFICERS.
    --------

          4.1.  NUMBER; SECURITY. The executive officers of the corporation
                ----------------
shall be the president, one or more vice presidents (which may include one or more executive or senior vice presidents, if the Board so determines), a secretary and a treasurer. Any two or more officer may be held by the same person. Unless otherwise required by law, the Board shall not be required to fill a vacancy in an executive office. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

          4.2.  ELECTION; TERM OF OFFICE.  The executive officers of the
                ------------------------
corporation shall be elected annually by the Board and each such officer shall hold office until the next annual meeting of the Board and until the election of his successor, subject to the provisions of Section 4.4.

          4.3.  SUBORDINATE OFFICERS.  The Board or the president may appoint
                --------------------
subordinate officers (including assistant secretaries and assistant treasurers), agents or employees, each of whom shall hold office for such period and have such powers and duties as the Board or the president determines. The Board may delegate to any other executive officer or to any committee the power to appoint and define the powers and duties of any subordinate officers, agents or employees. The president or the chief financial officer may designate in writing any employee with the position of "Director" to execute and deliver, and any other employee to attest, agreements, certificates and other documents on behalf of the corporation in connection with any transaction authorized by the Board of Directors, whether by specific resolution or pursuant to a delegation of authority.

          4.4.  RESIGNATION AND REMOVAL OF OFFICERS.  Any officer may resign at
                -----------------------------------
any time by delivering his resignation in writing to the president or secretary of the corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any officer appointed by the Board or appointed by an executive officer or by a committee may be removed by the Board either with or without cause, and in the case of an officer appointed by an executive officer or by a committee, by the officer or committee who appointed him or by the president.

          4.5.  VACANCIES.  A vacancy in any office may be filled for the
                ---------
unexpired term in the manner prescribed in Sections 4.2 and 4.3 of these by-laws for election or appointment to the office.

          4.6.  PRESIDENT.  The president shall be the chief executive officer
                ---------
of the corporation and shall, in the absence of the chairman of the board, preside at all meetings of the Board and of the stockholders. Subject to the control of the Board, he shall have general supervision over the business of the corporation and shall have such other powers and duties as presidents of corporations usually have or as the Board assigns to him.

          4.7.  VICE PRESIDENT.  Each vice president shall have such powers and
                --------------
duties as the Board or the president assigns to him.

          4.8.  TREASURER.  The treasurer shall be in charge of the
                ---------
corporation's books and accounts. Subject to the control of the Board, he shall have such other powers and duties as the Board or the president assigns to him. The Board may designate the treasurer or any other officer as the chief financial officer of the corporation.


          4.9.  SECRETARY.  The secretary shall be the secretary of, and keep
                ---------
the minutes of, all meetings of the Board and of the stockholders, shall be responsible for giving notice of all meetings of stockholders and of the Board, and shall keep the seal and apply it to any instrument requiring it. Subject to the control of the Board, he shall have such powers and duties as the Board or the president assigns to him. In the absence of the secretary from any meeting, the minutes shall be kept by the person appointed for that purpose by the presiding officer.

          4.10.  SALARIES.  The Board may fix the officers' salaries, if any, or
                 --------
it may authorize the president to fix the salary of any other officer.


5.  SHARES.
    ------

          5.1.  CERTIFICATES.  The corporation's shares shall be represented by
                ------------
certificates in the form approved by the Board. Each certificate shall be signed by the chairman of the board, the president or a vice president and by the secretary or an assistant secretary, or the treasurer (or chief financial officer) or an assistant treasurer, and shall be sealed with the corporation's seal or a facsimile of the seal. Any or all of the signatures on the certificate may be a facsimile.


          5.2.  TRANSFERS.  Shares shall be transferable only on the
                ---------
corporation's books, upon surrender of the certificate for the shares, properly endorsed. The Board may require satisfactory surety before issuing a new certificate to replace a certificate claimed to have been lost or destroyed.


          5.3.  DETERMINATION OF STOCKHOLDERS OF RECORD.  The Board may fix, in
                ---------------------------------------
advance, a date as the record date for the determination of stockholders entitled to notice of or to vote at any meeting of the stockholders, or to express consent to or dissent from any proposal without a meeting, or to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. The record date may not be more than 60 or less than 10 days before the date of the meeting or more than 60 days before any other action.


6.   INDEMNIFICATION AND INSURANCE.
     -----------------------------

          6.1   RIGHT TO INDEMNIFICATION. Each person who was or is a party or
                ------------------------
is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent permitted by the laws of Delaware, as the same exist or may hereafter be amended, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The corporation may, by action of the Board, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          6.2   RIGHT OF CLAIMANT TO BRING SUIT.  If a claim under Section
                -------------------------------
6.1 of this Article is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Delaware law for corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

          6.3  NON-EXCLUSIVITY OF RIGHTS.  The right to indemnification and the
               --------------------------
payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

          6.4  INSURANCE.  The corporation may maintain insurance, at its
               ----------
expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

          6.5  EXPENSES AS A WITNESS.  To the extent that any director, officer,
               ----------------------
employee or agent of the corporation is by reason of such position, or a position with another entity at the request of the corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

          6.6  INDEMNITY AGREEMENTS.  The corporation may enter into agreements
               ---------------------
with any director, officer, employee or agent of the corporation providing for indemnification to the full extent permitted by Delaware law.


7.  MISCELLANEOUS.
    -------------

          7.1.  SEAL.  The Board shall adopt a corporate seal, which shall be in
                ----
the form of a circle and shall bear the corporation's name and the year and state in which it was incorporated.

          7.2.  FISCAL YEAR.  The Board may determine the corporation's fiscal
                -----------
year. Until changed by the Board, the corporation's fiscal year shall be the calendar year.

          7.3.  VOTING OF SHARES IN OTHER CORPORATIONS.  Shares in other
                --------------------------------------
corporations which are held by the corporation may be represented and voted by the president or a vice president of this corporation or by proxy or proxies appointed by one of them. The Board may, however, appoint some other person to vote the shares.

          7.4.  AMENDMENTS.  By-laws may be amended, repealed or adopted by the
                ----------
stockholders or by a majority of the entire Board, but any by-law adopted by the Board may be amended or repealed by the stockholders.